                                                                   EXHIBIT 10.17


[Final, 032600]
                             SUPPLEMENTARY CONTRACT


     THIS SUPPLEMENTARY CONTRACT ("this Contract") is entered into as of March 24, 2000, by and between TIANJIN YAT-SEN SCIENTIFIC-INDUSTRIAL PARK INTERNATIONAL, INC., a Chinese corporation incorporated and established under Chinese law, with its registered address at: the Economic and Technological Development Zone of Tianjin City, China, ("Seller"), and PEMSTAR (TIANJIN) ENTERPRISE CO. LTD., a wholly foreign owned enterprise incorporated and established under Chinese law, with its registered address at: the Economic and Technological Development Zone of Tianjin City, China, ("Buyer").

     WHEREAS, Seller and Buyer entered into a Commercial House Sales Contract of Tianjin City (the "Tianjin Contract") as of _________________, 2000, according to which Seller will sell to Buyer the Property as defined below; and

     WHEREAS, Seller and Buyer acknowledge and agree that the Tianjin Contract does not fully cover and elaborate all the intentions and agreements expressed and reached between Seller and Buyer in connection with the sale and purchase transaction of the Property as defined below.

     NOW, THEREFORE, Seller and Buyer have hereby agreed to the following terms and conditions in connection with the Tianjin Contract:

1.   PROPERTY DESCRIPTION
     --------------------

     Seller hereby sells to Buyer, and Buyer hereby buys from Seller, the factory building and the improvements, parking lot, driveways, sidewalks and landscaping within the factory area and the land-use rights associated therewith and thereunder, together with all other rights and interests which relate thereto at Tianjin Yat-Sen Scientific-Industrial Park, in Tianjin City, China, more fully described and illustrated on Exhibit A (the "Property").

2.   REPRESENTATIONS
     ---------------

     Seller warrants and represents:

     a. that at the time of delivery of the Property to Buyer, the Property is in good and safe condition, structurally sound and that all heating, ventilating and cooling systems, plumbing systems, electrical systems, fire safety systems and other building systems are in good working condition, and in compliance with all applicable Chinese state and local laws, statutes, rules, regulations and ordinances and with the specifications for the Property described on Exhibit A.

     b. that the Property complies with all applicable Chinese state and local laws, statutes, rules, regulations and ordinances, and that the Property is properly zoned and permitted for use as a manufacturing plant and related offices as intended by Buyer.

     c. that it has provided to Buyer a true copy of the Land-use Right Certificate, Sales Permit, Fire-Safety Permit and all other governmental approvals and permits required for owning, using and transferring the Property.

     d. that upon full payment of the purchase price for the Property by Buyer to Seller, Buyer shall be approved to obtain the Land-use Right Certificate, Building Ownership Certificate and Fire-Safety Permit relating to the Property, and all other governmental approvals and permits required for owning, using and transferring the Property.

     e. that the Property is connected to water, sewer, gas and electric lines and that there are separate utility meters for all utilities, except sewer, serving the Property.

     f.   that:

          i. Seller promises that the land on which the Property is located was farm land without any contamination as described in Section 5 below.

          ii. The land testing report for the Property provided by Seller to Buyer is truthful and reliable, which can be relied upon by Buyer.

          iii. The Introduction to the Current Environmental Status of Tianjin Yat-Sen Scientific-Industrial Park of the Economic and Technological Development Zone of Tianjin City made by the Environmental Protection Bureau of the Economic and Technological Development Zone of Tianjin City and the Administration Bureau of Tianjin Yat-Sen Scientific-Industrial Park of Tianjin City and provided by Seller to Buyer is truthful and reliable, which can be relied upon by Buyer.

          Seller's obligations and liabilities under Section 2.a and 2.e shall be good and effective within the relevant warranty period as required by law. Seller's other obligations and liabilities under this Section 2 shall survive the expiration or termination of this Contract.

3.   SELLER OBLIGATIONS
     ------------------

     a. Prior to delivering possession of the Property to Buyer, Seller, at its sole expense, shall cause the Property to comply with all Chinese state and local laws, codes, ordinances, rules and regulations and shall be responsible for and shall remedy any noncompliance of the Property with such laws, codes, ordinances, rules and regulations. Without limitation, Seller, at its sole expense and within the relevant warranty period as required by law, shall maintain in good condition and repair (including replacement, if necessary) the roof, heating, air conditioning and ventilating systems, plumbing and electrical systems, fire safety systems and structural components of the Property. Seller, at its sole expense and within relevant warranty period as required by law, shall also make all repairs or replacements to the Property, where such repairs or replacements are necessary due to construction quality or latent defects, or are subject to construction or material warranties.

     b. Buyer may submit to Seller at any time and from time to time during the relevant warranty period as required by law, a list of defective items in the Property. Seller shall correct all such defective items, at Seller's sole expense, as soon as reasonably possible, but in no event more than thirty (30) days after receipt of notice from Buyer. If the nature of the defect requires more than thirty (30) days to correct, Buyer and Seller may extend such correction time to a reasonable extent through consultation, provided that Seller must start correcting the defect within the aforesaid thirty (30) days period and Seller's correction must not be interrupted. Without limitation, Seller, at its sole expense, shall make all repairs or replacements to the Property, where such repairs or replacements are necessary due to construction quality or latent defects, or are subject to construction or material warranties.

     c. Seller shall indemnify, defend and hold Buyer harmless from and against any and all Environmental Damages incurred or to be incurred as a result of the breach, by Seller, of its representations hereunder or with respect to Existing Contamination or Seller Contamination or failure to comply with any environmental Regulations. Seller shall perform any remediation required by any Government in such a manner as to have as little impact on Buyer's business being conducted at the Property as reasonably possible. If Existing Contamination or Seller Contamination actually prevents Buyer, or its employees or customers, from occupying any material part of the Property in a manner that materially adversely affects Buyer's business being conducted at the Property for any period of sixty (60) or more continuous calendar days, Buyer shall have the right to terminate the Contract by giving written notice to Seller, in which event the Deposit under Section 7 of this Contract shall be refunded to Buyer, with interest.

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          Seller's obligations and liabilities under Sections 3.a and 3.b shall be good and effective within the relevant warranty period as required by law. Seller's obligations and liabilities under Section 3.c shall survive the expiration or termination of this Contract

4.   BUYER OBLIGATIONS
     -----------------

     a. Through the Term of this Contract, Buyer shall be responsible for the daily operation and maintenance of the Property and the related equipment and systems (e.g., oiling and cleaning), including replacement of the parts and components which are easy to wear and tear (e.g., light bulbs). Notwithstanding the foregoing, Buyer shall not be responsible for repairs of any damage, defect and break-down which am caused to the Property and the related equipment and systems by construction quality or latent defects, or are subject to construction or material warranties.

     b. Buyer shall indemnify, defend and hold Seller harmless from and against any and all Environmental Damages incurred or to be incurred as a result of violation by Buyer of any Environmental Regulations.

5.   DEFINITIONS
     -----------

     For purposes of this Contract the following terms shall have the following meanings:

     a. "Existing Contamination" means prior to delivery of possession of the Property to Buyer, contamination, if any, which exists on, in, below, or is migrating on, under or in the direction of the Property, whether known or unknown on the date Buyer takes possession of the Property.

     b. "Seller Contamination" means contamination at the Property which is caused by or arises out of any act, omission, neglect or fault of Seller, its predecessors as owners and/or users of the Property or its agents, employees, contractors or invitees and occurs without the neglect of fault of Buyer.

     c. "Contamination" means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media from, upon, within, below, into or on the Property.

     d. "Hazardous Substances" means any toxic or hazardous chemicals, wastes, materials or substances, including, without limitation, lead, radon, asbestos, asbestos containing materials, polychlorinated biphenyls, dioxin, urea-formaldehyde, nuclear fuel or waste, radioactive materials, explosives, carcinogens, petroleum products, or any pollutants or contaminants, as those terms

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          and the highest permissible levels (if any) thereof are defined in any applicable Government law, statute, ordinance, code, rule or regulation.

     e. "Environmental Regulations" means all laws, statutes, ordinances, codes, rules and regulations relating to Hazardous Substances or the protection of the environment.

     f. "Environmental Damages" means all claims, judgments, arbitral awards, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Regulations, and including, without limitation: (i) damages for personal injury and injury to property or natural resources; (ii) reasonable fees and disbursement of attorneys, consultants, contractors, experts and laboratories;
          (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Regulation and other costs reasonably necessary to restore full economic use of the Property; and (iv) third-party claims relating to the immediately preceding subsections (i) - (iii).

     g. "Government" means the City of Tianjin, and any other governmental authority having jurisdiction over the matter in question.

     h. "Term" means the period from the date of this Contract through earlier of (a) the effective date of termination of this Contract or (b) the date when the purchase price has been paid in full and all transfer documents contemplated by Section 6 have been delivered, approved by applicable authority and the Property has been fully transferred to Buyer.

     i.   "Deposit" means the sum deposited by Seller with Buyer pursuant to
          Section 7 below.

6.   TRANSFER
     --------

Buyer shall be deemed the equity owner of the Property. However, prior to full payment of the purchase price for the Property by Buyer to Seller, Seller will keep and possess the Land-use Right Certificate, the Sales Permit and other relevant certificates. Upon full payment of the purchase price for the Property by Buyer to Seller, Seller shall execute, and/or deliver to Buyer all documents and/or authentic copies thereof as legally required to enable Seller to own, use and transfer the land-use right, the building ownership and all other elements of the Property in China, including the following, all in form and content in compliance with the relevant laws and regulations:

     a. a transfer instrument with warranties of ownership of the rights transferred, a Land-use Right Certificate, a Sales Permit and any other documents required to convey the Property to Buyer, free and clear of all encumbrances including governmental liens, taxes and fees, but not including matters which Buyers have created after the date of this Contract,

     b.   appropriate assignments of all other elements of the Property,

     c. an affidavit by Seller indicating that there are no outstanding, unsatisfied judgments, arbitral awards, tax liens or bankruptcies or any other legal and/or administrative proceedings against or involving Seller or the Property; that them has been no skill, labor or material furnished to the Property by or on behalf of Seller for which payment has not been made or for which mechanics' liens could be filed; and that there are no other unrecorded interests in the Property other than interests created by Buyer,

     d All of Seller's authorization documents which are notarized, bear Seller's original corporate seal and authorize sale by Seller of the Property; such documents are valid and binding obligations of Seller, enforceable in accordance with their terms,

     e. all other documents, certificates and approvals reasonably determined by Buyer to be necessary to transfer the Property to Buyer free and clear of all encumbrances.

7.   TOTAL PURCHASE PRICE, DEPOSIT
     -----------------------------

Buyer shall pay to Seller, in Tianjin, China, the sum of Fourteen Million Four Hundred and Fifty-one Thousand Four Hundred and Ninety-eight Chinese Renminbi (RMB14,451,498) as and for the principal of the total purchase price for the Property (the "Total Purchase Price"). The Total Purchase Price and the interest thereon at Eight Percent (8%) per annum shall be payable in installments. The interest herein shall accrue from January 15, 2000. The Total Purchase Price shall be adjusted in accordance with the relevant provisions of the Tianjin Contract. Each installment shall be applied first to accrued but unpaid interest and the balance to principal. The payment of the Total Purchase Price shall be made as set forth in a schedule attached hereto as Exhibit B. Buyer shall pay Seller the due amount of the Total Purchase Price for the current month within the first seven (7) business days of the current month.

Buyer has deposited with Seller the sum of One Hundred Thousand Chinese Renminbi (RMB100,000) (the "Deposit") as collateral for its obligations under this Contract. If this Contract is terminated due to Buyer's reason prior to the last date of the third anniversary of the execution date of this Contract, Seller shall have the right to retain such Deposit as liquidated damages for such termination. If this Contract has not been terminated prior to the last date of the third anniversary of the execution date of this Contract, or if the Contract is terminated other than for Buyer's reason, Seller shall promptly repay to Buyer the amount of the Deposit, together with interest thereon at Eight Percent
(8%) per annum computed from the date of deposit to the date of repayment. There shall be no accumulative interest accrued on such interest. If the Deposit and interest thereon are not promptly repaid to Buyer, Buyer may elect to apply such Deposit and interest thereon to any payments thereafter coming due under this Contract.

8.   PREPAYMENT
     ----------

Buyer shall have the right to fully or partially prepay all the amounts under this Contract at any time without penalty. Any partial prepayment shall be applied first to payment of amounts then due under this contract, including unpaid accrued interest, and the balance shall be applied to the principal installments to be paid in the inverse order of their maturity. Partial prepayment shall not postpone the due date of the installments to be paid pursuant to this Contract or change the amount of such installments. Specifically, Buyer may prepay all the amounts under this Contract in full at any time by paying the then unpaid principal balance to Seller.

9.   REAL ESTATE TAXES
     -----------------

Seller warrants that all the applicable taxes and fees currently due in connection with the Property and applicable to Seller as legally required have been paid by Seller in full without any delay. Seller shall continue to pay any and all further taxes and fees in connection with the Property and applicable to Seller as legally required. Buyer shall be responsible for payment of any and all taxes and fees in connection with the Property and applicable to Buyer as legally required.

10.  PROPERTY INSURANCE
     ------------------

     a. INSURED RISKS AND AMOUNT. Seller shall keep the Property insured against loss or damage by "all risks" coverage, including, malicious mischief and vandalism, and boiler and machinery coverage, in an amount sufficient to prevent Seller or Buyer from being a co-insurer under the terms of the applicable policies, but in any event, in an amount not less than One Hundred Percent (100%) of the then full market replacement value of the Property. Such insurance shall be issued by financially responsible insurers duly authorized to do business in China. Seller shall pay any deductible or co-insurance amount applicable in the event of loss or damage first, then receive a reimbursement amount from Buyer based upon the ratio between the amount of the principal of the Total Purchase Price already paid by Buyer and the Total Purchase Price. Seller shall pay all the currently due insurance expenses first, then receive a reimbursement amount from Buyer based upon the ratio between the amount of the principal of the Total Purchase Price already paid by Buyer and the Total Purchase Price.

     b. OTHER TERMS. The Seller's insurance policy shall contain a loss payable clause in favor of both Seller and Buyer and a clause which provides that Buyer's right to recover under the insurance shall not be impaired by any acts or omissions of Buyer or Seller.

     c. NOTICE OF DAMAGE. In the event of damage to the Property by fire or other casualty, Buyer shall promptly give notice of such damage to Seller and the insurance company.

11.  DAMAGE TO THE PROPERTY
     ----------------------

     a. APPLICATION OF INSURANCE PROCEEDS. If the Property is damaged by fire or other casualty ("Casualty") and this Contract is not terminated, all proceeds of insurance as described above shall be used in the following order: first, for the cost of reconstruction as set forth in the next paragraph; second, for the cost of finding a substitute location for Buyer's operations and any other related cost. Unless this Contract is terminated in accordance with the next paragraph, any proceeds not so applied shall be paid to and become the sole property of Buyer. If this Contract is terminated in accordance with the next paragraph, the proceeds of insurance as described above shall be allocated between Buyer and Seller based upon the ratio between the amount of the Total Purchase Price already paid by Buyer and the Total Purchase Price. However, in any event, the amount of proceeds of insurance to be received by Seller shall not exceed the original Total Purchase Price. The amount of the Total Purchase Price already paid by Buyer to Seller shall not be returned to Buyer.

     b. BUYER'S ELECTION TO REBUILD OR TERMINATE. Unless Buyer gives notice of termination as set forth below, if the Property is damaged by Casualty, the damage (excluding damage to Buyer's personal property) shall be repaired by Seller at its expense to a condition as near as reasonably possible to the condition prior to the Casualty.

          If Buyer determines in its good faith judgment that it is unlikely that the Property can and will be so repaired within 90 days from the date of the Casualty, Buyer may elect to terminate this Contract by giving written notice to Seller within thirty (30) days after the date of the Casualty. If such notice is not given, Seller shall begin repairs within thirty (30) days after the Casualty and complete the repairs within one hundred and twenty (120) days after the Casualty. If Seller fails to begin or complete the repairs as required, Buyer may give Seller notice to do so. If Seller has not begun the repairs or completed the repairs, as applicable, within fifteen (15) days after Buyer's notice, Buyer may terminate this Contract by written notice to Seller given within thirty (30) days after expiration of the fifteen (15) days period.

          If this Contract is terminated because of the Casualty, payments otherwise due hereunder shall be prorated as of the later of the date of such Casualty or the date when Buyer ceased doing business in the Property and shall be proportionately refunded to Buyer or paid to Seller, as the case may be. During any period in which Buyer elects to cease business in the Property or any portion of the Property as a result of the Casualty (whether or not the Property itself was damaged by the Casualty), all payments otherwise due hereunder, including principal and interest thereon, shall be postponed for the period of time Buyer is not operating its business therein, plus thirty (30) days for Buyer to reuse all of the Property after the completion of Seller's repairs, in proportion to the areas not being used as a result of the Casualty. Through the aforesaid period of time, no interest shall be accrued on all the payments otherwise due hereunder. Such interest shall not continue to accrue until the date on which Buyer reuses all of the Property. If the plans and contracts for the repairs are prepared by Buyer, such plans and contracts shall have Seller's consent, which shall not be unreasonably withheld or delayed.

          If this Contract is not terminated, upon completion of such repair work, the proceeds of insurance as described above shall be provided to Seller for the reasonably necessary costs and expenses of performing such repairs. The remaining proceeds of insurance as described above shall be used for the cost of finding a substitute location for Buyer's operations and any other related cost If Buyer shall determine that such insurance proceeds are insufficient to complete such repair work, the additional funds needed for such repair work shall be allocated between Buyer and Seller based upon the ratio between the amount of the Total Purchase Price already paid by Buyer and the Total Purchase Price to secure the funds for such repair work. Any costs exceeding the proceeds of insurance and the additional funds as described above shall be allocated between Buyer and Seller based upon the ratio as described above. The proceeds of insurance and the additional funds and costs as described above will be disbursed only in accordance with generally accepted sound construction disbursement procedures. If the repair work is conducted by Buyer, Buyer shall complete the repair work as soon as reasonably possible and in a good and workmanlike manner, and in any event the repair work shall be completed by Buyer within one year after the Casualty.

          In the event of termination of this Contract pursuant to this Section 11, the Deposit under Section 7 of this Contract shall be refunded to Buyer, with interest.

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12.  LIABILITY INSURANCE
     -------------------

Buyer may, at its own expense, procure and maintain liability insurance against claims for bodily injury, death and property damage occurring on or about the Property and name Seller as an additional insured.

13.  INSURANCE, GENERALLY
     --------------------

The insurance which Seller is required to procure and maintain pursuant to this contract shall be issued by an insurance company or companies licensed to do business in China. The insurance shall be maintained by Seller at all times during the Term. The insurance policies shall provide for not less than ten (10) days written notice to Buyer before cancellation, non-renewal, termination or change in coverage, and Seller shall deliver to Buyer a duplicate original or certificate of such insurance policy or policies.

14.  CONDEMNATION
     ------------

If all or any part of the Property is taken in condemnation proceedings instituted under power of eminent domain or is conveyed in lieu thereof under threat of condemnation, the funds paid pursuant to such condemnation or conveyance in lieu thereof shall, at Buyer's option, be first applied to any costs necessary to repair, restore or otherwise make changes to the Property to make it usable by Buyer. Any excess of such funds shall be applied to payment of the amounts payable by Buyers under this Contract, even if such amounts are not then due to be paid. Such funds shall be applied first to unpaid accrued interest and next to the installments of the principal to be paid as provided in this Contract in the inverse order of their maturity. The balance, if any, shall be the property of Buyers. If such funds are insufficient for repair, restoration or reconstruction of the Property, Buyer and Seller shall agree to terminate this Contract, and all such funds shall be allocated between Buyer and Seller based upon the ratio between the amount of the Total Purchase Price already paid by Buyer and the Total Purchase Price. Buyer and Seller shall not to each other have any further obligations and liabilities hereunder. However, in any event, the amount of such funds to be received by Seller shall not exceed the original Total Purchase Price. The amount of the Total Purchase Price already paid to Seller by Buyer shall not be returned to Buyer. However, the Deposit and the interest thereon shall be repaid to Seller in accordance with
Section 7 of this Contract.

15.  WASTE AND CHANGE
     ----------------

Prior to full performance of this Contract by Buyer, Buyer shall not remove, add or demolish (herein collectively, the "Change") any buildings, improvements or fixtures now or later located on or a part of the Property without Seller's prior written consent, which shall not be unreasonably withheld or delayed. Buyer shall not commit or allow waste of the Property. Buyer shall maintain the Property in good condition and repair.

16.  NOTICE OF ASSIGNMENT
     --------------------

If either Seller or Buyer assigns its interest in the Property, a copy of the agreement of such assignment shall promptly be furnished to the non-assigning party. No such assignment shall release the assigning party from its obligation to pay and perform (or cause to be paid and performed) all its obligations under this Contract. It shall be stipulated in the agreement of such assignment as described above that the assignee shall continue to perform all of the assignor's unperformed obligations under this Contract.

17.  PROTECTION OF INTERESTS
     -----------------------

If Seller fails to pay any sum of money required under the terms of this Contract or fails to perform any of its other obligations set forth in this Contract and such failure damages and affects any of Buyer's rights under this Contract, Buyer may, at Buyer's option, pay the same or cause the same to be performed, or both, and Seller shall pay Buyer the amounts so paid by Buyer and the cost of such performance upon demand, with interest at the rate stated in
Section 7 of this Contract. Buyer may also elect to apply and offset the sums so payable by Seller against any or all sums due or to become due hereunder by Buyer in such order as Buyer may elect. Any balance not so applied will continue to be payable by Seller upon demand of Buyer.

Seller shall, not create, suffer or permit to accrue, any mortgage, lien or encumbrance against the Property which is not herein expressly assumed by Buyer and if any such mortgage, lien or encumbrance shall exist, Seller shall timely pay all amounts due thereon, and if Seller fails to do so, Buyer may, at its option, pay any such delinquent amounts and deduct the amounts paid from the installments next coming due under this Contract

18.  TERMINATION RIGHT
     -----------------

Buyer may, at its sole election, terminate this contract by giving Seller not less than sixty (60) days notice of such election and surrendering possession of the Property to Seller. If such termination occurs prior to the last date of the third anniversary of the execution date of this Contract, the Deposit shall be forfeit to Seller as its sole remedy for such termination. If such termination occurs on or after the last date of the third anniversary of the execution date of this Contract, the Deposit shall not be forfeit, but shall be refunded to Buyer as provided in Section 7 above, and Buyer shall be released from all farther liability hereunder. In such situation, the amount of the Total Purchase Price already paid by Buyer to Seller shall not be returned to Buyer. Buyer shall return the Property to Seller in good condition. Buyer shall be responsible for repair of any damage and defect caused by Buyer to the Property, excluding normal wearing and tearing and non-structural damage and defect caused by Buyer's normal business operations.

19.  DEFAULT
     -------

In the event that:

     a. Buyer defaults in the payments due hereunder and the default continues for thirty (30) days after written notice by Seller to Buyer which affirmatively specifies that this Contract will terminate unless such payments are made; or

     b. Buyer defaults in any other obligations under this Lease and the default continues for thirty (30) days after written notice by Seller to Buyer which affirmatively specifies that this Contract will terminate unless such default is timely cured (unless such default is of a nature that cannot reasonably be cured within such thirty (30) days period, in which case Buyer shall have such time to cure the default as is reasonably necessary, provided Buyer commences to cure such default within the original thirty (30) days period and continues to diligently and continuously pursue the cure thereof to completion), then Seller may, at Seller's option, elect to declare this Contract canceled and terminated by notice to Buyer. Buyer shall pay off all the payments, including principal and interest, due for the period of time from the date of breach of this Contract by Buyer to the date of cancellation and termination of this Contract by Seller. All rights and interest acquired under this Contract by Buyer shall then cease and terminate, and all improvements made upon the Property and all payments made by Buyer pursuant to this Contract shall belong to Seller as liquidated damages for breach of this Contract. After service of notice of default and failure to cure such default within the periods set forth in Sections 19.a and 19.b above, Buyer shall, upon demand, surrender possession of the Property to Seller in good condition. Buyer shall be responsible for repair of any damage and defect caused by Buyer to the Property, excluding normal wearing and tearing and non-structural damage and defect caused by Buyers normal business operations.

If a representation or warranty of Seller hereunder shall be false or if Seller fails or neglects to keep and perform any of its covenants or agreements in this Contract, Buyer may notify Seller thereof and if Seller does not cure such default within thirty (30) days (or such shorter period as may be reasonable under the circumstances, in the event of an emergency) after the date of receiving such notice (or if the default is of such a character as to require more than thirty (30) days to cure, Seller does not commence to cure such default within thirty (30) days and proceed with the cure with reasonable diligence), Buyer may, in addition to all other remedies now or hereafter afforded or provided by law, expend such money as may be reasonably necessary to eliminate such falsity or perform such covenant or agreement for or on behalf of Seller or make good any such default, and any amount or amounts which Buyer advances on Seller's behalf shall be repaid by Seller to Buyer on demand, together with interest thereon at the interest rate provided in Section 7 of this Contract from the date of such advance to the repayment thereof in full, and if Seller does not repay any such amount or amounts upon demand, Buyer may, without forfeiture of its rights under this Contact, deduct the same, together with interest thereon as provided above, from any installment or installments which may be or become due under this Contract.

20.  Force Majeure
     -------------

Buyer and Seller shall not to each other be responsible and liable for any non-performance and/or delay of performance of this Contract which is caused by an event of force majeure, including, but not limited to, war, fire, any natural disaster, strike, social disturbance and governmental compulsory action, which on the execution date of this Contract cannot be reasonably foreseen, is not within the reasonable control of either Buyer or Seller or both and cannot be cured or overcome by either Buyer or Seller or both with reasonable efforts after the occurrence thereof. If an event of force majeure has made the continuous performance of this Contract impossible and lasted for ninety (90) days or more, one party may terminate this Contract by written notice to the other party. All the rights of the two parties under this Contract shall cease and terminate, and Buyer and Seller shall not to each other be responsible and liable for any further obligations hereunder. The amount of the Total Purchase Price already paid by Buyer to Seller shall not be returned to Buyer. However, the Deposit shall be repaid to Buyer in accordance with Section 7 of this Contract.

21.  NOTICES
     -------

Any notice under this Contract shall be in writing, and shall be sent by prepaid certified mail or reputable express courier or by facsimile confirmed by certified mail or reputable express courier, addressed to Buyer at: No. 8, Yat-Sen Scientific-Industrial Park, Tianjin, China, 301726 (with a copy to ______________________________________), and to Seller at:
_______________________________________________________ or, in each case, to such other address as is designated in a notice given under this Section 21, which change of address shall be effective 10 days after the giving of notice of such change. A notice shall be deemed given on the date of first attempted delivery (if sent by certified mail or express courier) or upon completed facsimile transmission to the proper fax number. Routine mailings by either party may be sent by regular mail.

22.  DISPUTE RESOLUTION
     ------------------

     a. Both parties agree to consult and negotiate in good faith to resolve any dispute, controversy or claim arising out of or in connection with this Contract. If such dispute, controversy or claim cannot be resolved in this manner withing thirty (30) days after the commencement of negotiation or such longer period as both parties shall agree to in writing, then the parties may submit such dispute, controversy or claim for arbitration as provided in Section 22.b.

     b. Provided that the parties have complied with Section 22.a, any and all disputes arising from or in connection with this Contract shall be submitted to the China International Economic and Trade Arbitration Commission ("CIETAC") in 13 Beijing, China for arbitration in accordance with the existing CIETAC rules of arbitration. The arbitration award is final and binding upon both parties.

23.  RESERVATION OF ADDITIONAL LAND
     ------------------------------

To the extent permitted by the relevant Chinese laws and regulations, Seller shall give Buyer the right of first refusal to purchase the land-use rights of the land as described on Exhibit C hereto (the "Reserved Land"). If Seller wants to use for itself or to sell to a third party the land-use rights of the Reserved Land, Seller shall notify Buyer in writing of its such intention. Within a period of time as short as reasonably possible, but in any event not more than fifteen (15) working days, after receipt by Buyer of Seller's written notice and other written documents which may evidence Buyer's such intention as described above, under the same terms and conditions as provided by Seller to such third party, Buyer shall have the right of first refusal to purchase the land-use rights of the Reserved Land by written notice to Seller of Buyer's such intention within the aforesaid period of time. Upon receipt of Buyer's such written notice, Seller shall immediately negotiate with Buyer the sale and transfer of the land-use rights of the Reserved Land to Buyer, and shall not further engage in any transaction with such third party above or any other third party or parties in connection with the land-use rights of the Reserved Land. If Buyer does not notify Seller in writing within the aforesaid period of time, claiming for the right of first refusal to purchase the land-use rights of the Reserved Land, Seller may dispose of the land-use rights of the Reserved Land at its sole discretion.

24.  GOVERNING LAW
     -------------

This Contract shall be governed by and construed and interpreted under Chinese law.

25.  LANGUAGE
     --------

This Contract is written both in English and Chinese. In the event of conflict in interpretation between the two languages, the Chinese version shall prevail.

26.  ENTIRE AGREEMENT
     ----------------

This Contract constitutes and expresses the entire agreement of the parties as to all the matters herein referred to, all previous discussions, promises, representations and understandings relative thereto among the parties being herein merged and superseded.

27.  AMENDMENT
     ---------

This Contract shall only be amended by a written document agreed to and signed by both parties.

28.  SEVERABILITY
     ------------

In case any provision of this Contract shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any other provision of this Contract but the parties agree to negotiate a substitute provision or amend the other provisions of this Contract so as to produce a result which preserves as nearly as possible the original legal objectives of this Contract, provided that neither party shall be obligated to accept an amendment which substantially departs from the essential intent or effect of this Contract.

29.  EFFECTIVE DATE
     --------------

This Contract shall take effect on the date on which it is duly executed by both parties.

30.  BINDING EFFECT
     --------------

The terms of this Contract shall run with the land and bind the parties hereto and their successors in interest. Upon full payment of the amounts due under this Contract, the obligations of Buyer hereunder shall cease and be of no further force or effect.

31.  SPECIAL AGREEMENT
     -----------------

Seller and Buyer hereby covenant and agree, in particular, that this Contract shall constitute an inseparable integral part of the Tianjin Contract as described above, and shall have the same and equal legal binding force.


     NOW, IN WITNESS WHEREFOR, each of Buyer and Seller has caused its authorized representative to have executed and delivered this Contract on the date first written above.

                                       SELLER:

                                       Tianjin Yat-Sen Scientific-Industrial
                                       Park International, Inc.


                                       By: / s /
                                           -------------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                       BUYER:

                                       Pemstar (Tianjin Enterprise Co., Ltd.)


                                       By: / s /
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------